Exhibit 10.3

SECOND AMENDMENT TO
DYNEGY INC. RESTORATION PENSION PLAN

WHEREAS, Dynegy Inc. (the “Company”) has adopted the Dynegy Inc. Restoration Pension Plan (the “Plan”);

WHEREAS, Section 8.1(a) of the Plan provides that the Dynegy Inc. Benefit Plans Committee (the “Committee”) has the authority to amend the Plan if it does not have a significant cost impact on the Company; and

WHEREAS, the Committee desires to amend the Plan to clarify treatment of the compensation component of the benefit calculation for DRP Participants under the Plan;

NOW THEREFORE, the Plan shall be amended as follows, effective as of June 1, 2008:

1.             Section 2.5 of the Plan shall be deleted, and the following Section 2.5 shall be substituted therefor:

“2.5           ‘Average Monthly Compensation’ means a DRP Participant’s average monthly compensation determined under the Qualified Plan for employment after December 31, 2007, without regard to the Compensation Limit reduced by such DRP Participant’s average monthly compensation determined under the Qualified Plan for employment after December 31, 2007, applying the Compensation Limit.”

2.             Capitalized terms used but not defined herein shall have the meanings attributed to such terms in the Plan.

3.             As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 2nd day of July 2010.

DYNEGY INC.

By:	/s/ Julis Cox
Julius Cox,
Chairman of Benefit Plans Committee and VP of HR